                                                                   EXHIBIT 10.20


                          SECURED REVOLVING TIME NOTE
                                (LIBOR OPTION)

$5,000,000.00                                        December 29, 1998
                                                     Boston, Massachusetts


     For value received, on December 31, 199___, the undersigned, Bottomline Technologies (de), Inc., (the "BORROWER"), promises to pay to Fleet National Bank, at One Federal Street, Boston, Massachusetts 02110 (the "BANK"), or order, the principal sum of Five Million ($5,000,000.00) Dollars, or if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant to a Loan Agreement between the Borrower and the Bank dated January 13, 1995, as amended (the "AGREEMENT"), together with interest (as provided below) on the aggregate unpaid principal balance from time to time outstanding.

     Upon the Borrower's request, the Bank may, in its sole discretion, make loans and advances to the Borrower from time to time in accordance with the terms of the Agreement in an aggregate amount not to exceed the maximum principal amount of this Note, and the Borrower may repay and reborrow such loans and advances, provided, that no further advances of principal shall be made after December 31, 1999 (the "TERMINATION DATE").

     At the Borrower's election, each advance hereunder will bear interest at either: (i) a variable per annum rate equal to the Prime Rate (hereinafter referred to as a "PRIME RATE LOAN(S)"); or (ii) a fixed per annum rate equal to the LIBOR Interest Rate plus Margin, determined as provided below (hereinafter referred to as a "LIBOR LOAN(S)"). Interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days. If the outstanding balance of each advance evidenced by this Note is not paid in full when due or after the occurrence of an Event of Default, interest on such unpaid balance shall thereafter accrue and be payable at a per annum rate equal to four (4%) percent greater than the rate of interest otherwise applicable to such balance (the "Default Rate"). In no event, however, shall advances evidenced by this Note bear interest rate in excess of the maximum interest permitted by applicable law.

     Interest on the aggregate principal balance of Prime Rate Loans owing to the Bank at the close of each day shall be payable monthly in arrears commencing on the first day of the month next succeeding the date hereof, and continuing on the first day of each month thereafter until such principal balance is fully and finally paid. Interest on the unpaid principal balance of each LIBOR Loan shall be payable on the first day of each month of the Interest Period with respect to such LIBOR Loan, in arrears. If the entire amount of any payment of principal or interest required hereunder is not paid within ten (10) days after the same becomes due, the Borrower shall pay to the Bank a late fee equal to five (5%) percent of the required payment.

     The Borrower may request Prime Rate Loans hereunder by telephone, facsimile or mail by specifying the amount of the requested advance and electing the Prime Rate interest option. The Borrower may request LIBOR Loans hereunder by submitting to the Bank a written notification in the form of Exhibit 1 annexed hereto (herein a "NOTICE OF BORROWING"), which indicates (i) the Borrowing Date for the requested LIBOR Loan and; (ii) the amount of the LIBOR Loan (which shall be in increments of not be less than One Hundred Thousand ($100,000.00) Dollars). The Interest Period (as hereinafter defined) shall be for one, two or three month periods as specified on the Notice of Borrowing. Each Notice of Borrowing must be received by the Bank not less than two (2) Banking Days prior to the Borrowing Date. A Notice of Borrowing may be transmitted by facsimile or mail, but may not be transmitted by telephone. The Bank shall incur no liability to the Borrower in acting upon requests for advances hereunder by telephone, facsimile or mail which the Bank believes in good faith to have been given by an officer or other person authorized to borrow on behalf of the Borrower in accordance with the borrowing resolutions provided by the Borrower to the Bank.

     After receipt from the Borrower of any Notice of Borrowing, the Bank shall determine if it is able to make such LIBOR Loan (or if it is unable to do so for reasons described in this Paragraph) and will notify the Borrower accordingly. If the Bank determines in good faith that, by reason of circumstances affecting the Interbank Market, adequate and reasonable methods do not exist for ascertaining the LIBOR which would otherwise be applicable to such LIBOR Loan, then the Bank shall so notify the Borrower on or before 4:00 p.m. on the Banking Day prior to the Borrowing Date specified in the Notice of Borrowing, and in such event, the Bank shall not be obligated to make such LIBOR Loan and the Notice of Borrowing shall be deemed to have been withdrawn by the Borrower with the Bank's consent and, in the case of new advances, substituted with a request for a Prime Rate Loan in an amount equal to the requested LIBOR Loan.

     Except as otherwise provided in the Paragraph above, any Notice of Borrowing which requests a LIBOR Loan shall be irrevocable and binding upon the Borrower. In the event the Borrower fails to borrow the LIBOR Loan requested on the Borrowing Date specified in such Notice of Borrowing, the Borrower shall indemnify the Bank against any and all losses and expenses incurred by the Bank by reason of such failure including, without limiting the generality of the foregoing, all losses and expenses incurred by reason of the liquidation, disposition or redeployment of deposits or other funds acquired by the Bank to fund such LIBOR Loan.

     Each advance which constitutes a LIBOR Loan hereunder shall be repaid in full on its Maturity Date. In the event a LIBOR Loan is not repaid in full on its Maturity Date, the outstanding principal balance of such LIBOR Loan shall thereafter convert to a Prime Rate Loan and bear interest accordingly. Any LIBOR Loan may be repaid with the proceeds of another LIBOR Loan.

     No LIBOR Loan may be prepaid prior to its Maturity Date. In the event a LIBOR Loan is prepaid prior to its Maturity Date, whether voluntarily or upon exercise by the Bank of its rights hereunder following the occurrence of an Event of Default, the Borrower shall, upon demand by the Bank, pay to the Bank any amounts required to compensate the Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such prepayment, including, without limitation, any loss, costs or expenses incurred by reason of the liquidation of redeployment of deposits or other funds acquired by the Bank to fund or maintain such LIBOR Loan.

     Notwithstanding any other provision of this Note, (1) if the introduction of, or any change in, any law or regulation (or change in the interpretation thereof) applicable to the Bank or any foreign branch, agent or correspondent thereof shall make it unlawful, or (2) if any central bank or other governmental authority having jurisdiction over the Bank or any such branch, agent or correspondent, shall asset that it is unlawful, for the Bank to perform its obligations hereunder or for any such branch, agent or correspondent to act on behalf of the Bank to make LIBOR Loans to the Borrower or to continue to fund or maintain LIBOR Loans for the Borrower hereunder, or (3) if the Bank determines after making all reasonable efforts, that deposits of the relevant amount and for the relevant LIBOR Loan are not available to the Bank in the Interbank Market, then, on notice thereof by the Bank to the Borrower, the obligation of the Bank to the Borrower to make future LIBOR Loans shall terminate. If, as a result of any of the foregoing described events, the Bank is prohibited from maintaining LIBOR Loans the Bank shall, upon the happening of such event, notify the Borrower and the Borrower shall, in the case of each LIBOR Loan on the Maturity Date thereof (or, in any event, if the Bank so requests, on such earlier date as may be required by the relevant law, regulation or interpretation), either prepay such LIBOR Loan, or convert such LIBOR Loan into a Prime Rate Loan.

     Calculation of the LIBOR Interest Rate, as well as all other fees and charges payable with respect to each LIBOR Loan shall be made and paid as though the Bank had actually funded the relevant LIBOR Loan through the purchase of a Eurodollar deposits at LIBOR in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore agent or office of the Bank to a domestic office of the Bank in the United States of America, provided, however, that the Bank may fund each LIBOR Loan in any manner it sees fit and the foregoing assumptions shall be nevertheless used for the calculation of the LIBOR Interest Rate and such other fees and charges.

     At the option of the Bank, this note shall become immediately due and payable without notice or demand upon the occurrence at any time of: (i) the failure to pay in full and when due any installment of principal or interest hereunder, (ii) an Event of Default as defined in the Agreement between the Bank and the Borrower, as amended from time to time; or (iii) termination of the Agreement.

     Any deposits or other sums at any time credited by or due from the Bank to the Borrower or any guarantor hereof, and any securities or other property of the Borrower or any such guarantor, in the possession of the Bank, may at any and all times be held and treated as security for the payment of the liabilities hereunder; and the Bank may apply or set off such deposits or other sums, at any time, and without notice to the Borrower or to any such guarantor, against any of such liabilities, whether or not the same have matured, and whether or not other collateral is available to the Bank.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every other maker and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

     The Borrower agrees to pay all costs of collection of the principal of and interest on this Note; including, without limitation, reasonable attorneys' fees.

     As used in this Note, the following terms shall have the following meanings:

     (1) "BANKING DAY" shall mean a day on which banks are open for business in Boston, Massachusetts, and if the applicable "Banking Day" relates to a LIBOR Loan, a day on which dealings are carried on and banks are open for business in the relevant Interbank Market.

     (2) "BORROWING DATE" shall mean any day upon which a LIBOR Loan is made.

     (3) "DOLLARS" or "S" shall mean currency of the United States of America.

     (4) "EUROCURRENCY LIABILITIES" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     (5) "EURODOLLARS" shall mean Dollars acquired by the Bank through the purchase or other acquisition of deposits denominated in Dollars and made with any bank or branch of a bank (including any branch of the Bank) located outside the United States of America.

     (6) "INTERBANK MARKET" shall mean, with respect to any LIBOR Loan, any recognized interbank Eurodollar market chosen in good faith by the Bank.

     (7) "INTEREST PERIOD" shall mean, with respect to each LIBOR Loan, a period commencing on the Borrowing Date of such loan, and ending on the numerically corresponding day in the first, second or third month thereafter, as determined in accordance with the provisions of this Note, provided that any Interest Period which would otherwise end on a day which is not a Banking Day, shall end and the next Interest Period shall commence on the next preceding or the next succeeding day which is a Banking Day as determined in good faith by the Bank in accordance with the then current bank practices in the relevant Interbank Market.

     (8) "LIBOR" shall mean, with respect to a LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest one-eight (1/8th) of one (1%) percent) at which deposits in Dollars are offered to the Bank or the Bank's representative or agent for delivery on the Borrowing Date for such LIBOR Loan, in the relevant Interbank Market at 11:00 a.m., local time, two Banking Days prior to such Borrowing Date for a period equal to the Interest Period chosen by Borrower with respect to such LIBOR Loan and in an amount substantially equal to the principal amount thereof. The Bank shall give prompt notice to the Borrower of the LIBOR determined for each LIBOR Loan and such notice shall be conclusive and binding, absent manifest error, for all purposes.

     (9) "LIBOR INTEREST RATE" shall mean an interest rate per annum (rounded upward, if necessary, to the nearest one-eight (1/8th) of one (1%) percent) determined by the Bank pursuant to the following formula:

     LIBOR Interest Rate        =               LIBOR
                                         -------------------
                                         1.00 - Reserve Rate

     (10) "MARGIN" shall mean: one hundred fifty (150) basis points.

     (11) "MATURITY DATE" shall mean the date on which an Interest Period expires.

     (12) "PRIME RATE" shall mean the rate of interest announced from time to time by the Bank, at its head office, as its Prime Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by the Bank. The rate of interest payable by the Borrower on Prime Rate Loans shall be changed effective as of that date on which a change in the Prime Rate becomes effective.

     (13) "RESERVE RATE" shall mean the rate (expressed as a decimal) at which the Bank would be required to maintain reserves under REGULATION D of the

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Board of Governors of the Federal Reserve System against Eurodollar Liabilities if such Liabilities were outstanding. The LIBOR Interest Rate shall be adjusted automatically as of the effective date of any change in the Reserve Rate.

     THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THAT THE BORROWER OR THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

     All rights and obligations hereunder shall be governed by the laws of the Commonwealth of Massachusetts, and this Note shall be deemed to be under seal.

WITNESS:                      BOTTOMLINE TECHNOLOGIES, (de) INC.


/s/ Mark A. Attarian          By: /s/ Robert A. Eberle
-------------------------        -------------------------
                                    Robert A. Eberle
                                    Executive Vice President
                                      and Chief Financial Officer

                                   EXHIBIT 1
                                   ---------

                              NOTICE OF BORROWING
                              -------------------


                                         Date:_____________, 19____


To:  Fleet National Bank
     One Federal Street
     Boston, Massachusetts  02110

     Re: Secured Revolving Time Note between Fleet National Bank (the "Bank") and Bottomline Technologies (de), Inc. (the "Borrower") dated December 29, 1998 (the "Note")

     This Notice of Borrowing confirms the following request for a LIBOR Loan under the Note.

     Date of Request:
     ---------------

     Date of LIBOR Loan:
     ------------------

     Amount of LIBOR Loan at LIBOR Rate:*
     ----------------------------------

     Interest Period: (one, two or three months):
     -------------------------------------------

     The Borrower hereby certifies that all representations and warranties contained in the Agreement between the Borrower and the Bank are true and accurate in all material respects on the date of this Notice of Borrowing as though such representations and warranties had been made on this date (except to the extent that such representation or warranty expressly relates to an earlier date).

     Terms used herein which are defined in the Note are used as so defined.

                              BOTTOMLINE TECHNOLOGIES (de), INC.



                              By:
                                 -------------------------

     *    Must be in increments of $100,000.00